As filed with the Securities and Exchange Commission on April 4, 2000
                                                REGISTRATION NO.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              DIANON SYSTEMS, INC.
               (Exact name of Company as specified in its charter)

           DELAWARE                                              06-1128081
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              200 Watson Boulevard
                               Stratford, CT 06615
                                 (203) 381-4000
          (Address, including Zip Code, of principal executive offices)

                              --------------------

                              DIANON SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the Plan)

                                 ---------------

                              Mr. Kevin C. Johnson
                      President and Chief Executive Officer
                              Dianon Systems, Inc.
                              200 Watson Boulevard
                               Stratford, CT 06615
                                 (203) 381-4000

                                    Copy to:

                              Dennis J. Block, Esq.
                          Cadwalader, Wickersham & Taft
                                 100 Maiden Lane
                            New York, New York 10038
                                 (212) 504-6000
     (Name and address, including Zip Code, telephone number and area code, of agent for service)

                                 ---------------


                         CALCULATION OF REGISTRATION FEE

  Title of                    Proposed Maximum   Proposed Maximum    Amount of
Securities to  Amount to be    Offering Price   Aggregate Offering  Registration
be Registered  Registered(1)    Per Share(2)         Price(2)           Fee
-------------  -------------  ----------------  ------------------  ------------
Common Stock,     300,000         $19.1875          $5,756,250       $1,519.65
$0.01 par         shares
value

(1) Based on the number of shares of common stock of Dianon Systems, Inc. (the "Company") reserved for issuance upon exercise of options granted pursuant to the Dianon Systems, Inc. Employee Stock Purchase Plan (the "Plan"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plan, may become issuable upon exercise of options through the application of certain anti-dilution provisions.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which shares subject to outstanding options are deemed to be offered at the prices at which such options may be exercised and restricted shares and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $19.1875 per share, the average of the daily high and low sales prices of common stock of the Company on the Nasdaq National Market at the close of trading on March 29, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

          Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not required to be filed with the Commission.

          Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which have been filed by the Company with the Commission, are incorporated in the Registration Statement by reference:

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the exhibits therein;

     (2) the description of the Company's Common Stock (the "Common Stock") contained in the Company's Registration Statement on Form 8-A, dated November 8, 1995;

     (3) the amendment to the Company's registration statement on Form S-1/A, dated July 30, 1991;

     (4) the amendment to the Company's registration statement on Form S-1/A, dated July 23, 1991;

     (5) the amendment to the Company's registration statement on Form S-1/A, dated July 18, 1991;

     (6) the Company's registration statement on Form S-1, dated June 14, 1991 (Registration No. 33-41226).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the end of the fiscal year ended December 31, 1999 and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          Dianon Systems, Inc. will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Dianon Systems, Inc. Attn: David Schreiber, Senior Vice President and Chief Financial Officer, at 200 Watson Boulevard, Stratford, CT 06615. Telephone requests may be directed to (203) 381-4055.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Subsection (a) of Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

          Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

          Article X of the Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          Article X of the Company's Certificate of Incorporation requires the Company, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Company, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Company, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the written request of the Company.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.   EXHIBITS.

          4.1 Dianon Systems, Inc. Employee Stock Purchase Plan, incorporated by reference to Exhibit 99.A to the Company's Proxy Statement on Schedule 14A, dated October 21, 1999.

          4.2 Certificate of Incorporation of the Company, incorporated by reference to the Company's Registration Statement on Form S-1, dated June 14, 1991 (Registration No. 33-41226).

          4.3    Bylaws of Company, incorporated by reference to the
                 Exhibit 3.3. to the Company's Quarterly Report on Form 10-Q, dated November 14, 1997.

          5.1 Opinion of Cadwalader, Wickersham & Taft, counsel for Company, as to the legality of the securities being registered.

          23.1   Consent of Cadwalader, Wickersham & Taft (included in Exhibit
                 5.1 hereof).

          23.2   Consent of Arthur Anderson LLP.


ITEM 9.   UNDERTAKINGS.

     A.   Rule 415 offering.  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Filings incorporating subsequent Exchange Act documents by reference. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Incorporated annual and quarterly reports. The Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     D. Filing of registration on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company for expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Connecticut on March 31, 2000.


                                      DIANON SYSTEMS, INC.
                                         (Registrant)


                                      By:  /s/ Kevin C. Johnson
                                           ------------------------------------
                                           Kevin C. Johnson
                                           President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                          TITLE                       DATE
       ---------                          -----                       ----

/s/ Kevin C. Johnson         President, Chief Executive           March 31, 2000
-------------------------    Officer and Director
Kevin C. Johnson


/s/ David R. Schreiber       Chief Financial Officer and          March 31, 2000
-------------------------    Director (Chief Financial
David R. Schreiber           Officer and Corporate Secretary)


/s/ John P. Davis            Director                             March 31, 2000
-------------------------
John P. Davis


/s/ Bruce K. Crowther        Director                             March 31, 2000
-------------------------
Bruce K. Crowther


/s/ E. Timothy Geary         Director                             March 31, 2000
-------------------------
E. Timothy Geary


/s/ G.S. Beckwith Gilbert    Director                             March 31, 2000
-------------------------
G.S. Beckwith Gilbert


/s/ Jeffrey L. Sklar         Director                             March 31, 2000
-------------------------
Jeffrey L. Sklar